Exhibit 5.1

MorphoSys AG Semmelweisstrasse 7 82152 Planegg Germany

Telefon:	+49 (0)89 899 27-0
Fax:	+49 (0)89 899 27-222
Email:	info@morphosys.com
Internet:	www.morphosys.com
MorphoSys AG Postfach 16 58 82145 Planegg

United States Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549
United States of America

Contact:	Klaus de Wall	April 22, 2021
Phone:	+49 89 89927 331

Form S-8

Ladies and Gentlemen,
We refer to the Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (the “Registration Statement”) of MorphoSys AG, a German stock corporation (the “Company”), under the Securities Act of 1933 (the “Securities Act”). The Post-Effective Amendment relates to up to 127,357 ordinary shares, with no par value of the Company (the “Securities”), issued under the Restricted Stock Unit Program April 2021 (US Inc.), offered to certain employees of MorphoSys US Inc.
We have examined and are familiar with (i) the Company’s Articles of Association and (ii) the corporate procedures relating to the issuance of the Securities. Upon the basis of the foregoing, and having satisfied ourselves as to such other matters of law and fact as we consider relevant for the purposes of this opinion, we advise you that, in our opinion, upon issuance, the Securities will have been legally issued, fully paid and non-assessable.
We express no opinion herein, on or with respect to, any law other than the laws of Germany, and we express no opinion on, or with respect to, the laws of the United States, any state thereof or any other laws, statutes, regulations or ordinances.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any reference to me therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Management Board Dr. Jean-Paul Kress (Chairman), Sung Lee, Dr. Malte Peters, Dr. Roland Wandeler Chairman of the Supervisory Board Dr. Marc Cluzel	Bank details Commerzbank Sort code: 700 800 00 Account No.: 0349775600 IBAN: DE73 7008 0000 0349 7756 00 SWIFT (BIC): DRESDEFF700	Tax No. 9143/101/21259 VAT-ID. No. DE 15506 9821	Registered Office Planegg, Landkreis München Commercial register AG München HRB 121023

Very truly yours,

/s/ Charlotte Lohmann

Charlotte Lohmann
General Counsel
MorphoSys AG

/s/ Klaus de Wall

Klaus de Wall
Head of Accounting & Tax
MorphoSys AG